Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 1995 which is attached as Exhibit 13.3 to Diamond Shamrock, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which is included in
Item 14 (a)(2) of such Annual Report on Form 10-K.



/s/  Price Waterhouse LLP
PRICE WATERHOUSE LLP
San Antonio, Texas
May 1, 1995












W2440D.LW